Executive Version

Exhibit 10.19

SECOND SECURED TERM LOAN AGREEMENT

dated as of

July 31, 2002

MSX INTERNATIONAL, INC.
as Borrower

and

COURT SQUARE CAPITAL LIMITED
as Lender

Exhibits and Schedules

Exhibit A	-	Form of Environmental Certificate
Exhibit B	-	Form of Guaranty
Exhibit C	-	Form of Note
Exhibit D-1	-	Form of Company Pledge Agreement
Exhibit D-2	-	Form of Subsidiary Pledge Agreement
Exhibit E-1	-	Form of Company Security Agreement
Exhibit E-2	-	Form of Subsidiary Security Agreement
Exhibit F-1	-	Form of Company/Domestic Subsidiary Legal Opinion
Exhibit F-2	-	Form of Company/Domestic Subsidiary Legal Opinion
Schedule 4.4	-	Subsidiaries
Schedule 4.5	-	Litigation
Schedule 5.6	-	Liens

     SECOND SECURED TERM LOAN AGREEMENT (the “Agreement”), dated as of July 31, 2002, by and between MSX INTERNATIONAL, INC., a Delaware corporation (the “Company”) and COURT SQUARE CAPITAL LIMITED, a Delaware corporation (the “Lender”).

     WHEREAS, the Company has requested that the Lender lend to the Company $15,450,000, to partially prepay the Term Loans (as defined in the Senior Credit Agreement), and the Lender is willing to agree to lend such amount on the terms and conditions of this Agreement.

     NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the Borrower and the Lender agree as follows:

ARTICLE 1 DEFINITIONS

     SECTION 1.1. Certain Defined Terms.

     The following terms used in this Agreement shall have the following meanings:

     “Acquisition” means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Company or any of its Subsidiaries (i) acquires any going business or all or substantially all of the assets of any firm, corporation, partnership, limited liability company or other business entity, or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority of the Capital Stock (by percentage or voting power) of any Person.

     “Affiliate,” when used with respect to any Person, means any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person. For purposes of this definition “control” (including the correlative meanings of the terms “controlled by” and “under common control with”), with respect to any Person, means possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise. Without limiting the foregoing definition of Affiliate, any Person shall be deemed to control another Person if the controlling Person owns or controls 10% or more of any class of Voting Stock of the controlled Person; provided, that neither Court Square nor CVC will be deemed to control any Person as the result of the ownership by Court Square or CVC or one of its respective Affiliates of 10% or more of any class of Voting Stock of such Person.

     “Agent” means Bank One, NA, as agent under the Senior Credit Agreement, and any replacement or substitute agent under the Senior Credit Agreement.

     “Bankruptcy Code” means Title 11 of the United States Code, as now and hereafter in effect, or any successor statute.

     “Benefit Arrangement” shall mean at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

     “Board of Directors” means the Board of Directors of the Company or a Subsidiary of the Company, as applicable, or any duly authorized committee of that Board of Directors.

     “Borrowing Subsidiary” has the meaning assigned to such term in the Senior Credit Agreement.

     “Business Day” means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close.

     “Capital Stock” means (i) in the case of any corporation, all capital stock (whether common, preferred or any other type) and any securities exchangeable for or convertible into capital stock and any warrants, rights or other options to purchase or otherwise acquire capital stock or such securities or any other form of equity securities, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distribution of assets of, the issuing Person.

     “Capital Lease” of any Person means any lease which, in accordance with Generally Accepted Accounting Principles, is or should be capitalized on the books of such Person.

     “Cash” means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

     “Cash Equivalents” means (i) cash in Dollars or, so long as not held for speculative purposes, any Eligible Currency, (ii) securities issued or directly and fully guaranteed or insured by the United States of America, France, Germany, the U.K., any other member state of the European Union, Australia or any other sovereign nation acceptable to the Lender or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition, (iii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor’s Corporation (“S&P”) or Moody’s Investors Service, Inc. (“Moody’s”), (iv) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any Lender or with any domestic or foreign commercial bank or U.S. branch of a foreign bank licensed under the laws of the United States or a State thereof having capital and surplus in excess of $250,000,000 and a Keefe Bank Watch Rating of “B” or better or the equivalent rating from comparable foreign rating agencies, and certificates of deposit and time deposits with maturities of one month or less from the date of acquisition and overnight bank deposits with reputable foreign commercial banks, (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii), (iii) and (iv) above entered into with any financial institution meeting the qualifications specified in clause (iv) above, (vi) commercial paper having one of the two highest ratings obtained from Moody’s or S&P or the equivalent ratings from comparable foreign rating agencies and in each case maturing within six months after the date of acquisition and (vii) investments in money market funds which invest substantially all their assets in securities of the type described in clauses (i) through (vi) above.

     “Change of Control” means the occurrence of any of the following:

          (i)  prior to the first public offering of Voting Stock of the Company, the Permitted Investors cease to be entitled (by “beneficial ownership” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of Voting Stock, contract or otherwise) to elect or cause the election of directors having, a majority in the aggregate of the total voting power of the Board of Directors, whether as a result of issuance of securities of the Company, any merger, consolidation, liquidation or dissolution of the Company, any direct or indirect transfer of securities by the Permitted Investors or otherwise (for purposes of this clause (i) and clause (ii) below, the Permitted Investors shall be deemed to beneficially own any Voting Stock of any entity (the “specified entity”) held by any other entity (the “parent entity”) so long as the Permitted Investors beneficially own (as so defined), directly or indirectly, in the aggregate a majority of the voting power of the Voting Stock of the parent entity);

          (ii)  after the first public offering of Voting Stock of the Company, any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in clause (i) above, except that for purposes of this clause (ii) such person shall be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, directly or indirectly), of more than 35% of the total voting power of the Voting Stock of the Company and either (x) the Permitted Holders beneficially own (as defined in clause (i) above) directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Company than such other person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors or (y) such other person is entitled to elect directors having a majority of the total voting power of the Board of Directors;

          (iii)  after the first public offering of Voting Stock of the Company, during any period of not greater than two consecutive years beginning after the Effective Date, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors of the

Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office; or

          (iv)  any “Change of Control” or similar term, as defined in the Senior Subordinated Note Indenture.

     “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

     “Commitments” has the meaning assigned to such term in the Senior Credit Agreement.

     “Company” means MSX International, Inc., a Delaware corporation, together with its permitted successors and assigns.

     “Contingent Obligation” means as to any Person any obligation of such Person guaranteeing or intended to guarantee any indebtedness, obligations and liabilities (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligator, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof, provided, however, that the term Contingent Liabilities shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Liability shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Liability is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

     “Contractual Obligations” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

     “CVC” means Citicorp Venture Capital, Ltd., a New York corporation, together with its successors and assigns.

     “CVC Investor” means (i) CVC, (ii) Citigroup Inc. and (iii) any officer, employee, or director of CVC so long as such person shall be an employee, officer or director of CVC.

     “Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is ninety-one (91) days after the latest of (i) the Revolving Loan Termination Date (as defined in the Senior Credit Agreement), (ii) the Tranche A Term Loan Termination Date (as defined in the Senior Credit Agreement), (iii) the Tranche B Term Loan Termination Date (as defined in the Senior Credit Agreement), and (iv) the Tranche C Term Loan Termination Date (as defined in the Senior Credit Agreement).

     “Dollar” and “$” means dollars in the lawful currency of the United States of America.

     “Dollar Equivalent” means as of any date, with respect to any amount in a currency other than Dollars, the sum in Dollars resulting from the conversion of such amount from such currency into Dollars at the most favorable spot exchange rate determined by the Lender to be available to it for the purchase of such currency with Dollars at approximately 11:00 a.m. local time of any office(s), branch(es), Subsidiary(ies) or Affiliate(s) of the Lender selected by the Lender and notified to the Company on such date as a determination of the Dollar Equivalent is made.

     “Domestic Subsidiary” means each present and future Subsidiary of the Company which is not a Foreign Subsidiary.

     “Effective Date” means July 31, 2002.

     “Eligible Currency” means the euro, Francs, Deutsche Marks, Pounds Sterling, Italian Lire, Australian Dollars (all as defined in the Senior Credit Agreement) and any other currency (other than Dollars) which is approved and designated as an Eligible Currency by the Lender, provided that each of the foregoing currencies is and remains readily available, freely traded, in which deposits are customarily offered to banks in the London interbank market, convertible into Dollars in the international interbank market and as to which the Dollar Equivalent may be readily calculated. If, after the designation of any currency as an Eligible Currency, currency control or other exchange regulations are imposed in the country in which such currency is issued with the result that different types of such currency are introduced, or such country’s currency is, in the determination of the Lender, no longer readily available or freely traded or as to which, in the determination of the Lender, a Dollar Equivalent is not readily calculable, then the Lender shall promptly notify the Company and such country’s currency shall no longer be an Eligible Currency until such time as the Lender agrees to reinstate such country’s currency as an Eligible Currency.

     “Environmental Certificate” means an appropriately completed environmental certificate in the form of Exhibit A attached hereto delivered by the Company and the Guarantors.

     “Environmental Laws” at any date means all provisions of law, statutes, ordinances, rules, regulations, judgments, writs, injunctions, decrees, orders, awards and standards promulgated by the government of the United States of America or any foreign government or by any state, province, municipality or other political subdivision thereof or therein or by any court, agency, instrumentality, regulatory authority or commission of any of the foregoing concerning the protection of, or regulating the discharge of hazardous substances into, the environment.

     “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations thereunder.

     “ERISA Group” means the Company, its Subsidiaries and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Company or any Subsidiary, are treated as a single employer under Section 414 of the Code.

     “Event of Default” means each of the events set forth in Article 7 hereof.

     “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

     “Excluded Collateral” is defined in Section 2.6 hereof.

     “Financial Contract” of a Person shall mean (i) any exchange-traded or over-the-counter futures, forward, swap or option contract or other financial instrument with similar characteristics, or (ii) any agreements, devices or arrangements providing for payments related to fluctuations of interest rates, exchange rates or forward rates, including, but not limited to, interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options.

     “Foreign Subsidiary” means any Subsidiary incorporated or formed in any jurisdiction other than any State of the United States of America.

     “Generally Accepted Accounting Principles” means generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Company’s independent public accountants) with the most recent audited consolidated financial statements of the Company and its Subsidiaries delivered to the Lender.

     “Guaranties” means the guaranties entered into by each of the Guarantors for the benefit of the Lender pursuant to this Agreement in substantially the form of Exhibit B hereto, as amended, supplemented or modified from time to time.

     “Guarantor” means:

          (i)  each present and future Domestic Subsidiary of the Company required to execute a Guaranty under Section 2.6;

          (ii)  each “Subsidiary Guarantor” as defined in the Senior Subordinated Debt Documents or any other guarantor with respect to any Subordinated Debt at any time; and

          (iii)  any other Person executing a Guaranty at any time with respect to the Obligations of the Company.

     “Indebtedness” of any Person means, as of any date, without duplication, (a) all obligations of such Person for borrowed money evidenced by bonds, notes, debentures or similar instruments, (b) all reimbursement and similar obligations under outstanding letters of credit, banker’s acceptances or similar instruments in respect of drafts or other claims which may be presented or have been presented and have not yet been paid, (c) all obligations of such Person as lessee which are capitalized in accordance with Generally Accepted Accounting Principles under any Capital Lease, (d) all obligations which are secured by any Lien existing on any asset or property of such Person whether or not the obligation secured thereby shall have been assumed by such Person, (e) the unpaid purchase price for goods, property or services acquired by such Person, except for trade accounts and accrued expenses payable arising in the ordinary course of business which are not past due within customary payment terms, (f) the aggregate outstanding amount of all Factoring, Permitted Securitization Transactions and Off Balance Sheet Liabilities, based on the aggregate outstanding amount sold, assigned, discounted or otherwise transferred or financed, whether or not shown as a liability on a consolidated balance sheet of the Company and its Subsidiaries, as reasonably satisfactory to the Agent, (g) all bank overdrafts, other than bank overdrafts in the United States in the ordinary course of business and which are not material in the aggregate and are outstanding for less than three Business Days, and (h) all Contingent Liabilities of such Person with respect to or relating to Indebtedness of others similar in character to those described in clauses (a) through (g) of this definition.

     “Intercreditor Agreement” means the Intercreditor Agreement, dated as of the date hereof, among the Lender and Bank One, NA, individually and as agent for the lenders party to the Senior Credit Agreement, as amended or modified from time to time.

     “Interest Payment Date” means the first Business Day of each fiscal quarter of the Company occurring after the date hereof, commencing with the first such Business Day occurring after the date of this Agreement.

     “Investment” of a Person means any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable and/or accrued expenses arising in the ordinary course of business payable in accordance with customary practices and loans to employees in the ordinary course of business) or contribution of capital by such Person (other than services performed in the ordinary course of business consistent with past practices); stocks, bonds, mutual funds, partnership interests, notes, debentures or other securities owned by such Person; any deposit accounts and certificates of deposit owned by such Person; and structured note, derivative financial instruments and other similar instruments or contracts owned by such Person.

     “Lender” has the meaning assigned to that term in the introduction to this Agreement and shall include any assignees of the Loan or Note pursuant to the terms and conditions of Section 8.1 hereof.

     “Lender Indebtedness” has the meaning assigned to such term in the Senior Credit Agreement.

     “Lien” means any pledge, assignment, hypothecation, mortgage, security interest deposit arrangement, conditional sale or title retaining contract, sale and leaseback transaction, lessor’s or lessee’s interest under any capital lease, subordination of any claim or right, or any other type of lien, charge or encumbrance.

     “Loan” means the loan made by the Lender to the Company pursuant to Section 2.1 hereof.

     “Loan Documents” means this Agreement, the Note, the Security Documents and any other agreement, instrument or document executed in connection with any of the foregoing at any time, each as amended, supplemented or modified from time to time.

     “Management Investors” means each of the officers, employees and directors of the Company who own Voting Stock in the Company on the Effective Date, in each case so long as such person shall remain an officer, employee or director of the Company.

     “Margin Stock” means “margin stock” as such term is defined in Regulation T, U or X.

     “Material Adverse Effect” means (i) a material adverse effect on the financial condition, results of operations, properties, assets, business or prospects of the Company and its Subsidiaries, taken as a whole, (ii) a material adverse effect on the ability of the Company to perform its obligations under the Loan Documents or (iii) a material adverse effect on the rights and remedies of the Lender under any of the Loan Documents.

     “Material Plan” means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of $5,000,000.

     “Maturity Date” means the earlier of (i) June 7, 2007 and (ii) the earlier of six months after the latest stated maturity under the Senior Credit Agreement or the date the loans and advances under the Senior Credit Agreement become due and payable by acceleration or otherwise or are paid in full.

     “Multiemployer Plan” means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

     “Net Cash Proceeds” means (a) in connection with any sale or other disposition of any asset or any settlement by, or receipt of payment in respect of, any property insurance claim or condemnation award, the cash proceeds (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such sale, settlement or payment, net of reasonable and documented attorneys’ fees, accountants’ fees, investment banking fees, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset which is the subject of such sale, insurance claim or condemnation award (other than any Lien in favor of the Lender) and other customary fees actually incurred in connection therewith and net of taxes and other liabilities paid or reasonably estimated to be payable as a result thereof and (b) in connection with any issuance or sale of any equity securities or debt securities or instruments or the incurrence of loans, the cash proceeds received from such issuance or incurrence, net of investment banking fees, reasonable and documented attorneys’ fees, accountants’ fees, underwriting discounts and commissions and other reasonable and customary fees and expenses actually incurred in connection therewith.

     “Note” means one or more of the notes of the Company issued pursuant to the terms and conditions of Sections 2.1, 2.2(b)(ii) or 8.1 hereof, substantially in the form of Exhibit C hereto.

     “Obligations” means all obligations of every nature of the Company from time to time owed to the Lender under the Loan Documents.

     “Off-Balance Sheet Liability” of a Person means (i) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (ii) any liability of such Person under any sale and leaseback transactions which is not a Capital Lease, (iii) any liability under any so-called “synthetic” lease or “tax ownership operating lease” transaction entered into by such Person, or (iv) any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing (as reasonably determined by the Lender) but which does not constitute a liability on the balance sheets of such Person, but excluding from this clause (iv) operating leases.

     “Officer’s Certificate” means, as applied to any corporation, a certificate executed on behalf of such corporation by its Chief Executive Officer, its President or its Chief Financial Officer; provided, that every Officer’s Certificate with respect to the compliance with a condition precedent to the making of a Loan hereunder shall include (a) a statement that the officer or officers making or giving such Officer’s Certificate have read such condition and any definitions or other provisions contained in this Agreement relating thereto, (b) a statement of the signers that they have made or have caused to be made such examination or investigation as they deem necessary to enable them to certify that such condition has been complied with, and (c) a statement that such condition has been complied with.

     “PBGC” means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

     “Permitted Business” is defined in Section 6.5 hereof.

     “Permitted Holders” means the CVC Investors, the Management Investors and their respective Permitted Transferees; provided, however, that any Management Investor and any CVC Investor and any Permitted Transferee of a Management Investor or CVC Investor (other than CVC or Citigroup Inc. or any direct or indirect Subsidiary of CVC or Citigroup Inc. or any other Person controlled by CVC or Citigroup Inc.) shall not be a “Permitted Holder” if such Person is the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of Voting Stock that represents at least 30% of the aggregate voting power of all classes of the Voting Stock of the Company, voting together as a single class (without giving effect to the attribution of beneficial ownership as a result of any stockholders’ agreement as in effect on the Effective Date, and any amendment to such agreement that does not materially change the allocation of voting power provided in such agreement).

     “Permitted Investors” means (i) the CVC Investors and (ii) the Management Investors and their respective Permitted Transferees, provided that the Management Investors and their Permitted Transferees do not in the aggregate beneficially own more than 30% of the aggregate voting power of the Voting Stock of the Company (without giving effect to any attribution of beneficial ownership which may result from the Stockholders’ Agreement, and any amendment to such agreement that does not materially change the allocation of voting power provided for in such agreement).

     “Permitted Liens” means Liens permitted by Section 6.2 hereof.

     “Permitted Securitization Transaction” means any transaction or series of transactions pursuant to which Company or any of its Subsidiaries may sell, convey, or otherwise transfer to a Securitization Entity (in the case of a transfer by Company or any of its Subsidiaries) or any other Person (in case of a transfer by a Securitization Entity), or may grant a security interest in, any accounts receivable (whether now existing or arising or acquired in the future) of Company or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and contract rights and all guarantees or other obligations in respect to such accounts receivable, proceeds of such accounts receivable and other assets (including contract rights) which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable, provided (i) the aggregate Indebtedness with respect to all such transactions shall not exceed the amount permitted under this Agreement and (ii) the terms and conditions of such transactions are reasonably acceptable to the Lender.

     “Permitted Transferee” means (a) with respect to any CVC Investor who is an employee, officer or director of CVC or any Wholly-Owned (other than directors’ qualifying shares) Subsidiary of CVC, any spouse or lineal descendent (including by adoption) of such CVC Investor so long as such CVC Investor shall be an employee, officer or director of CVC; and (b) with respect to any Management Investor, any spouse or lineal descendent (including by adoption) of such Management Investor so long as such Management Investor shall be an employee, officer or director of the Company.

     “Person” means an individual, a corporation, an association, a partnership, a trust or estate, a joint stock company, an unincorporated organization, a joint venture, a trade or business (whether or not incorporated), a government (foreign or domestic) and any agency or political subdivision thereof, or any other entity.

     “Plan” means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

     “Pledge Agreements” mean each Pledge Agreement entered into by the Company or any of its Subsidiaries for the benefit of the Lender pursuant to this Agreement substantially in the forms attached hereto as Exhibits D-1 and D-2, as amended, supplemented or modified from time to time, and as will be entered into pursuant to Section 5.6 hereof, as amended, supplemented or modified from time to time.

     “Pledged Subsidiaries” mean those Foreign Subsidiaries 65% of whose Capital Stock has been pledged to the Lender pursuant to a Pledge Agreement.

     “Preferred Stock” as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

     “Regulation T” means Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

     “Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

     “Regulation X” means Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

     “Reportable Event” means a reportable event as described in Section 4043(b) of ERISA including without limitation those events as to which the thirty (30) day notice period is waived under Part 2615 of the regulations promulgated by the PBGC under ERISA.

     “Requirements of Law” means, as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other governmental authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

     “Securitization Entity” means a wholly-owned Subsidiary that engages in no activities other than Permitted Securitization Transactions and any necessary related activities and that is designated by the Board of Directors of the Company as a Securitization Entity, (i) no portion of the Indebtedness (contingent or otherwise) of which (a) is guaranteed by Company or any Subsidiary of the Company, (b) is recourse to or obligates Company or any Subsidiary of Company in any way, other than pursuant to customary representations, warranties, covenants and indemnities entered into in connection with a Permitted Securitization Transaction, and (ii) to which neither Company nor any Subsidiary of Company has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.

     “Security Agreements” mean each Security Agreement entered into by the Company or any Guarantor for the benefit of the Lender pursuant to this Agreement substantially in the forms attached hereto as Exhibits E-1 and E-2, as amended, supplemented or modified from time to time, and any other agreement executed by the Company or any of its Subsidiaries granting a Lien for the benefit of the Lender in form or substance satisfactory to the Lender, as amended, supplemented or modified from time to time.

     “Security Documents” mean the Pledge Agreements, the Security Agreements, the Guaranties and all other agreements and documents delivered pursuant to this Agreement or otherwise entered into by any Person to secure or guaranty the obligations of the Company under this Agreement.

     “Senior Credit Agreement” means the Amended and Restated Credit Agreement dated as of November 19, 1999, as amended, among the Company, each of the Borrowing Subsidiaries of the Company party thereto, the lenders party thereto and Bank One, as agent for the lenders, as the same may be further amended, supplemented, refinanced or replaced in whole or in part, or otherwise modified from time to time.

     “Senior Debt Documents” means, collectively, the Senior Credit Agreement, and all “Loan Documents” (as defined in the Senior Credit Agreement).

     “Senior Default” means an “Event of Default” as defined in the Senior Credit Agreement.

     “Senior Subordinated Debt Documents” means the Senior Subordinated Note Indenture, the Senior Subordinated Notes and all agreements and documents executed in connection therewith at any time, including without limitation those agreements and documents listed on Schedule 1.1(b) to the Senior Credit Agreement.

     “Senior Subordinated Notes “ means the 11-3/8% Senior Subordinated Notes issued by the Company in the aggregate principal amount of $130,000,000 due 2008 issued pursuant to the Senior Subordinated Note Indenture and any other securities issued pursuant to the Senior Subordinated Note Indenture at any time.

     “Senior Subordinated Note Indenture” means the Senior Subordinated Indenture between the Company, the subsidiary guarantors named therein and The Bank of New York (as successor trustee to IBJ Schroder Bank & Trust Company), as trustee, dated as of January 15, 1998, as amended or modified from time to time.

     “Significant Subsidiary” means any one or more Subsidiaries which, if considered in the aggregate as a single Subsidiary would be a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X under the Exchange Act, provided that no Domestic Subsidiary which is not by itself a Significant Subsidiary shall be included in any Significant Subsidiary if all Domestic Subsidiaries which are not by themselves Significant Subsidiaries or Guarantors would not constitute a Significant Subsidiary and no Foreign Subsidiary which is not by itself a Significant Subsidiary shall be included in any Significant Subsidiary if all Foreign Subsidiaries which are not by themselves Significant Subsidiaries or Pledged Subsidiaries would not constitute a Significant Subsidiary.

     “Subordinated Debt” means, in the case of the Company, all Indebtedness owing pursuant to the Senior Subordinated Notes and any extensions, refinancings, renewals or refundings thereof and any increases in the amount thereof and, for any Person, any other Indebtedness of such Person which is fully subordinated to all Lender Indebtedness by written agreements and documents in form and substance satisfactory to the Agent and which is governed by terms and provisions, including without limitation maturities, covenants, defaults, rates and fees, acceptable to the Agent.

     “Subordinated Debt Documents” means the Senior Subordinated Debt Documents and any other agreement or document evidencing or relating to any Subordinated Debt, whether under the Senior Subordinated Notes or any other Subordinated Debt.

     “Subsidiary” of any Person means any other Person (whether now existing or hereafter organized or acquired) in which (other than directors’ qualifying shares required by law) at least a majority of the securities or other ownership interests of each class having ordinary voting power or analogous right (other than securities or other ownership interests which have such power or right only by reason of the happening of a contingency), at the time as of which any determination is being made, are owned, beneficially and of record, by such Person or by one or more of the other Subsidiaries of such Person or by any combination thereof. Notwithstanding anything herein to the contrary, an Unrestricted Subsidiary shall not be considered a Subsidiary.

Any reference in this Agreement to a Subsidiary shall be deemed reference to a Subsidiary of the Company unless otherwise indicated.

     “Unfunded Liabilities” means, with respect to any Plan at any time, the amount (if any) by which (i) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

     “Unmatured Event” means any event or condition which with notice or lapse of time or both would, unless cured or waived, become an Event of Default.

     “Unrestricted Subsidiary” means any Subsidiary designated by the Company as an Unrestricted Subsidiary and approved by the Lender in its discretion, provided that (a) neither the Company nor any Subsidiary of the Company which is not an Unrestricted Subsidiary shall be liable, directly or indirectly, for any of the indebtedness, obligations or other liabilities of any such Unrestricted Subsidiary or for any Contingent Liabilities with respect to any Unrestricted Subsidiary and (b) after giving effect to such designation, no Event of Default or Unmatured Event exists or would be caused thereby, on a pro forma basis acceptable to the Lender. Any Unrestricted Subsidiary may be designated as a Subsidiary by the Company at any time provided that (i) such designation is approved by the Lender and (ii) no Event of Default or Unmatured Event exists or would be caused thereby, all on a pro forma basis acceptable to the Lender.

     “Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

     SECTION 1.2. Other Definitions; Rules of Construction. As used herein, the terms “Company,” “Lender” and the “Agreement” shall have the respective meanings ascribed thereto in the introductory paragraph of this Agreement. Such terms, together with the other defined terms in Section 1.1 shall include both the singular and the plural forms thereof and shall be construed accordingly. Use of the terms “herein”, “hereof”, and “hereunder” shall be deemed references to this Agreement in its entirety and not to the Section or clause in which such term appears. References to “Sections” and “subsections” shall be to Sections and subsections, respectively, of this Agreement unless otherwise specifically provided.

     SECTION 1.3. Accounting Terms and Determinations. For purposes of this Agreement, unless otherwise specified, all accounting terms used herein or in any other Loan Document shall be interpreted, all accounting determinations and computations hereunder or thereunder shall be made, and all financial statements required to be delivered hereunder or thereunder shall be prepared in accordance with Generally Accepted Accounting Principles.

ARTICLE 2 AMOUNT AND TERMS OF NOTE AND LOAN

     SECTION 2.1. Loan and Note.

          (a)  Loan. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Company herein set forth, the Lender hereby agrees to lend to the Company on the Effective Date, an amount equal to $15,450,000.

          (b)  Payment of Loan. The unpaid principal amount of the Loan plus all accrued and unpaid interest thereon and all other amounts owed hereunder with respect thereto shall be paid in full in Cash on the Maturity Date.

          (c)  Note. On the Effective Date, the Company shall execute and deliver to the Lender the Note dated as of the Effective Date, to evidence the Loan made on such date, in the aggregate principal amount of $15,450,000.

     SECTION 2.2. Interest on the Loan.

          (a)  Rate of Interest. Except as provided in Section 2.2(c) below, the Loan shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether at stated maturity, by acceleration or otherwise) at a rate equal to 10.00% per annum.

          (b)  Interest Payments.

               (i)  Interest shall be payable with respect to the Loan, in arrears on and to each Interest Payment Date, and upon any prepayment of the Loan (to the extent of accrued interest on the principal amount of the Loan so prepaid) and at maturity of the Loan.

               (ii)  On any Interest Payment Date after the Effective Date that the Lender Indebtedness has not been indefeasibly paid in full and the Commitments have not been terminated (“PIK Interest Dates”), the Company shall pay the unpaid accrued interest with respect to the Loan due on any PIK Interest Date by (A) issuing to the Lender or any other holder of the Note one or more Notes (the “Interest Notes”) in an aggregate principal amount equal to such unpaid accrued interest to be paid on such PIK Interest Date, or (B) adding such unpaid accrued interest to the then outstanding principal amount of the Loan.

               (iii)  All Interest Notes shall have the same terms and conditions as the Note issued pursuant to Section 2.1.

          (c)  Default Interest. Upon the occurrence and during the continuance of an Event of Default and, to the extent permitted by applicable law, the Loan and Interest Notes shall bear interest payable upon demand at a rate which is 2.00% per annum in excess of the rate of interest otherwise payable under this Agreement for the Loan; provided that if the Lender Indebtedness has not been indefeasibly paid in full and the Commitments have not been terminated, the Company shall pay such accrued interest by issuing to the Lender or any other holder of the Note one or more Interest Notes in an aggregate principal amount equal to such unpaid accrued interest to be paid or by adding such unpaid accrued interest to the then outstanding principal amount of the Loan.

          (d)  Computation of Interest. Interest on the Loan shall be computed on the basis of a 360-day year. In computing such interest, the date or dates of the making of the Loan shall be included and the date of payment shall be excluded.

     SECTION 2.3. Prepayments and Payments.

          (a)  Prepayments.

               (i)  Voluntary Prepayments.

                    (A)  So long as all Lender Indebtedness has been indefeasibly paid in full and the Commitments have been terminated, the Company may prepay the Loan, in whole or in part, without premium or penalty.

                    (B)  Voluntary prepayments hereunder shall be credited against the Loan pursuant to the terms and conditions of Section 2.3(a)(iii). Amounts of the Loan so prepaid may not be reborrowed.

               (ii)  Mandatory Prepayments.

                    (A)  Sale or Disposition of Assets. So long as all Lender Indebtedness has been indefeasibly paid in full and the Commitments have been terminated, in addition to all other payments of the Loan required hereunder, the Company shall prepay the Loan by an amount equal to 100% of all of the Net Cash Proceeds from any sale or other disposition of any assets (other than the sale of inventory in the ordinary course of business upon customary credit terms, sales of scrap or obsolete material or equipment which are not material in the aggregate, sales of assets pursuant to a Permitted Securitization Transaction, disposition of Cash Equivalents, sales of assets described on Schedule 5.2(i) of the Senior Credit Agreement and transfers of assets, including without limitation Capital Stock, between Guarantors or between the Company and Guarantors or between Subsidiaries which are not Guarantors or from a Subsidiary which is not a Guarantor to a Guarantor or the Company) in excess of $2,000,000 in aggregate amount in any fiscal year (other than such Net Cash Proceeds from the sale of assets which are used or contractually committed to be used within 180 days of the date received to replace the assets so sold or otherwise disposed of with an asset of comparable value or to acquire an asset of comparable value), which payments shall be due twenty (20) days after the end of each month for all such sales and other dispositions during such month. So long as all Lender Indebtedness has been indefeasibly paid in full and the Commitments have been terminated, the Company shall provide an Officer’s Certificate to the Lender within twenty (20) days after each sale of assets which, but for the above parenthetical, would cause a prepayment under this Section 2.3(a)(ii)(A), which certificate shall describe such sale of assets and estimate when such

Net Cash Proceeds will be used to purchase assets of a comparable value, and if such Net Cash Proceeds are not used or contractually committed to be used within one-hundred eighty (180) days after such sale or such earlier date when the Company has determined not to purchase assets of comparable value with such Net Cash Proceeds, the Company will then prepay the Loan with such Net Cash Proceeds. So long as all Lender Indebtedness has been indefeasibly paid in full and the Commitments have been terminated, the Company shall apply an amount equal to 100% of the Net Cash Proceeds that the Company so receives to the repayment of the Loan, as provided in Section 2.3(a)(iii) below.

                    (B)  Issuance of Capital Stock; Incurrence of Subordinated Debt. So long as all Lender Indebtedness has been indefeasibly paid in full and the Commitments have been terminated, in addition to all other payments of the Loan required hereunder, the Company shall prepay the Loan by an amount equal to 100% of the Net Cash Proceeds from (i) the issuance or other sale of any Capital Stock of the Company or any of its Subsidiaries (excluding such Net Cash Proceeds from Capital Stock issued to employees, directors or consultants of the Company or its Subsidiaries up to $10,000,000 in any 12 month period) or (ii) the incurrence of any Subordinated Debt by the Company or any of its Subsidiaries on or after the Effective Date to the extent the amount of such Subordinated Debt in the aggregate exceeds an amount equal to $150,000,000 minus the aggregate amount of the Loan. So long as all Lender Indebtedness has been indefeasibly paid in full and the Commitments have been terminated, the Company shall apply an amount equal to 100% of the Net Cash Proceeds that the Company so receives to the repayment of the Loan, as provided in Section 2.3(a)(iii) below.

                    (C)  Incurrence of Indebtedness. So long as all Lender Indebtedness has been indefeasibly paid in full and the Commitments have been terminated, in addition to all other payments of the Loan required hereunder, the Company shall prepay the Loan by an amount equal to 100% of the Net Cash Proceeds from the incurrence of any Indebtedness in excess of $5,000,000 in the aggregate incurred pursuant to Section 5.2(f)(xiv) of the Senior Credit Agreement, payable on each date such Indebtedness is incurred. So long as all Lender Indebtedness has been indefeasibly paid in full and the Commitments have been terminated, the Company shall apply an amount equal to 100% of the Net Cash Proceeds that the Company so receives to the repayment of the Loan, as provided in Section 2.3(a)(iii) below.

                    (D) Change of Control. In addition to all other payments of the Loan required hereunder, simultaneously with the occurrence of a Change of Control (the “Change of Control Date”), so long as all Lender Indebtedness has been indefeasibly paid in full and the Commitments have been terminated, the Lender shall have the right, but not the obligation, to require the prepayment of the Loan in whole. Within thirty (30) days following a Change of Control Date, the Company shall give a written notice to the Lender stating that a Change of Control has occurred. The Lender shall, within ten (10) Business Days receipt of such notice, notify the Company if it will require a prepayment hereunder.

                    (E)  Notice. The Company shall notify the Lender of any prepayment to be made pursuant to Sections 2.3(a)(ii)(A), (B) and (C) at least ten (10) Business Days prior to such prepayment date (unless shorter notice is satisfactory to the Lender).

               (iii)  Application of Prepayments. All prepayments (whether voluntary or mandatory) shall include payment of accrued interest on the principal amount of the Loan so prepaid and shall be applied to payment of interest and fees before application to principal.

          (b)  Manner and Time of Payment. All payments by the Company hereunder and under the Note of principal, interest, premium, and fees shall be made without defense, set-off, or counterclaim, in same day funds and delivered to the Lender not later than 2:00 p.m. (New York time) on the date due at 399 Park Avenue, 14th Floor, New York, New York, or such other place designated in writing by the Lender and delivered to the Company, for the account of the Lender. Funds received by the Lender after such time shall be deemed to have been paid by the Company on the next succeeding Business Day.

          (c)  Payments on Non-Business Days. Whenever any payment to be made hereunder or under the Note shall be stated to be due on a day which is not a Business Day, the payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or under the Note.

          (d)  Notation of Payment. The Lender agrees that before disposing of the Note held by it, or any part thereof (other than by granting participations therein), the Lender will make a notation thereon of all principal payments previously made thereon and of the date to which interest thereon has been paid and will notify the Company of the name and address of the transferee of that Note; provided that the failure to make (or any error in the making of) a notation of the Loan made under such Note or to notify the Company of the name and address of a transferee shall not limit or otherwise affect the obligation of the Company hereunder or under such Note with respect to the Loan and payments of principal or interest on such Note.

     SECTION 2.4. Use of Proceeds.

          (a)  Use. The proceeds of the Loan to be made on the Effective Date shall be used by the Company to partially prepay the Term Loans (as defined in the Senior Credit Agreement), to pay fees and expenses in connection herewith and for general corporate purposes.

          (b)  Margin Regulations. No portion of the proceeds of any borrowing under this Agreement shall be used by the Company in any manner which might cause the borrowing or the application of such proceeds to violate Regulations T, U or X or any other regulation of the Board of Governors of the Federal Reserve System, or to violate the Exchange Act, in each case as in effect on the date or dates of such borrowing and such use of proceeds.

     SECTION 2.5. Fees. On the Effective Date, the Company shall pay to the Lender a nonrefundable closing fee in the amount of $450,000, which amount has been added to the principal balance of the Loan. Such closing fee shall be nonrefundable under all circumstances.

     SECTION 2.6. Guaranties; Security and Collateral. To secure and guarantee, as the case may be, the payment when due of the Obligations, the Company and each Guarantor shall execute and deliver, or cause to be executed and delivered, to the Lender Security Documents granting the following; provided that all of the following shall be subject to the Intercreditor Agreement (and the Company and the Guarantors shall not provide any of the following if any of the following is prohibited by the Intercreditor Agreement and, without limiting the terms of the Intercreditor Agreement, the priority of all Liens in favor of the Lender and all rights of the Lender with respect to any such Liens shall be subject to the Intercreditor Agreement):

          (a)  Security interests in all present and future accounts, inventory, equipment, fixtures and all other personal property of the Company and each Guarantor which is a Domestic Subsidiary, excluding the following (the following described assets in this parenthetical are defined as the “Excluded Collateral”) (i) motor vehicles, instruments and chattel paper with an aggregate value for all of the foregoing less than $1,000,000, (ii) real property leases and (iii) rights arising under any contracts or licenses (other than, in each of the foregoing cases, any right to receive payment) as to which a grant of a security interest would constitute a violation of a valid and enforceable restriction in favor of a third party on such grant, unless and until any required consents shall have been obtained, provided that the Company shall notify the Lender of any such restriction and shall use all reasonable efforts to obtain any required consent to the extent requested by the Lender;

          (b)  Pledges of 100% of the Capital Stock of certain Subsidiaries which are Domestic Subsidiaries owned directly by the Company or by any Domestic Subsidiary and 65% of all Capital Stock (or, if such 65% pledge of Capital Stock cannot be obtained or would cause an additional and material tax liability for the Company and its Subsidiaries, a pledge of such other claims and/or rights with respect to such Foreign Subsidiaries and such other arrangements and agreements as required by the Lender) of certain Foreign Subsidiaries owned directly by the Company or by any Domestic Subsidiary and Guaranties of certain present and future Domestic Subsidiaries such that, at all times, the Domestic Subsidiaries which are not Guarantors and that do not have 100% of their Capital Stock pledged pursuant to Pledge Agreements and the Foreign Subsidiaries owned directly by the Company that do not have 65% of their Capital Stock (or, if such 65% pledge of Capital Stock cannot be obtained or would cause an additional and material tax liability for the Company and its Subsidiaries, a pledge of such other claims and/or rights with respect to such Foreign Subsidiaries and such other arrangements and agreements as required by the Lender) pledged pursuant to Pledge Agreements do not, if considered in the aggregate as a single Subsidiary, constitute a Significant Subsidiary. In connection with the delivery of any such Guaranties and Pledge Agreements, the Company and the Guarantors shall provide such other documentation to the Lender, including, without limitation, if requested by the Lender, one or more opinions of counsel satisfactory to the Lender, corporate documents and resolutions and consents and other documents (further including, without limitation, such consents from any shareholders or other owners of any Subsidiary to the execution and performance of such Loan Documents by such Subsidiary), which in the opinion of the Lender are necessary or advisable in connection therewith;

          (c)  Guaranties of each other Guarantor, other than Domestic Subsidiaries covered by clause (b) above;

          (d)  All other security and collateral described in the Security Documents.

Upon request of the Lender, (i) the Company and the Guarantors which are Domestic Subsidiaries shall execute and deliver such agreements and documents reasonably requested by the Lender to grant a second priority lien and security interest on all real property owned by the Company and the Guarantors, and (ii) each other Domestic Subsidiary shall execute and deliver all agreements and documents reasonably requested by the Lender to grant a second priority lien and security interest on all assets owned by such Subsidiary, to secure the indebtedness and other obligations of such Subsidiary owing pursuant to the Loan Documents, unless it is prohibited by applicable law or existing contractual restrictions from doing so or it is reasonably determined by the Lender to be impractical or unreasonably costly. Notwithstanding anything to the contrary herein, the security interests granted hereunder shall be junior to the security interests in favor of the Agent under the Senior Credit Agreement securing the Lender Indebtedness, in whole or in part, all as described in the Intercreditor Agreement, shall only be second priority liens and security interests so long as the first priority liens and security interests in favor of the Agent under the Senior Credit Agreement securing the Lender Indebtedness have not terminated and the Lender shall not be entitled to any liens or security interests on any assets of any Foreign Subsidiaries.

ARTICLE 3 CONDITIONS TO LOAN

     SECTION 3.1. Conditions to Loan. The obligation of the Lender to make the Loan hereunder on the Effective Date is subject to the satisfaction of all of the following conditions:

          (a)  Charter Documents. Certificates of recent date of the appropriate authority or official of the Company’s and each Guarantor’s respective jurisdiction of organization listing all charter documents of the Company or each Guarantor, respectively, on file in that office and certifying as to the good standing and corporate existence of the Company or each Guarantor, respectively, together with copies of such charter documents of the Company or each Guarantor certified as of a recent date by such authority or official and certified as true and correct as of the Effective Date in an Officer’s Certificate of the Company or each Guarantor, respectively;

          (b)  By-Laws and Corporate Authorizations. Copies of the by-laws of the Company and each Guarantor together with all authorizing resolutions and evidence of other corporate action taken by the Company and each Guarantor to authorize the execution, delivery and performance by the Company and each Guarantor of this Agreement, the Notes and the Security Documents to which the Company or such Guarantor, respectively, is a party and the consummation by the Company or such Guarantor, respectively, of the transactions contemplated hereby, certified as true and correct as of the Effective Date in an Officer’s Certificate of the Company or each Guarantor, respectively;

          (c)  Incumbency Certificate. Certificates of incumbency of the Company and each Guarantor containing, and attesting to the genuineness of, the signatures of those officers or members, as the case may be, authorized to act on behalf of the Company or each Guarantor in connection with this Agreement, the Notes and the Security Documents to which the Company and each Guarantor is a party and the consummation by the Company or such Guarantor of the transactions contemplated hereby, certified as true and correct as of the Effective Date in an Officer’s Certificate of the Company and each Guarantor;

          (d)  Notes. The Notes duly executed on behalf of the Company for the Lender;

          (e)  Security Documents. The Security Documents duly executed on behalf of the Company and the Guarantors, as the case may be, granting to the Lender the collateral and security intended to be provided pursuant to Section 2.6, as determined by the Lender, together with:

               (i)  Recording, Filing, Etc. Delivery of financing statements and completion of such other action (including payment of any applicable taxes or fees) in such jurisdictions as the Lender may deem necessary or appropriate with respect to the Security Documents, together with Uniform Commercial Code record searches in such offices as the Lender may request;

               (ii)  Casualty and Other Insurance. Evidence that the casualty and other insurance required pursuant to Section 5.3 and the Security Documents is in full force and effect;

               (iii)  Consents. A consent and acknowledgement in form and substance satisfactory to the Lender of any owners of any Capital Stock of any Guarantor, other than the Company or any of its Subsidiaries fully consenting to and acknowledging the guaranty obligations and grant of security interests pursuant to the Security Documents and containing such other provisions required by the Lender;

          (f)  Representations and Warranties. Concurrently with the making of the Loan, the Company shall have delivered to the Lender an Officer’s Certificate in form and substance satisfactory to the Lender to the effect that the representations and warranties in Article 4 are true, correct and complete in all respects on and as of the Effective Date to the same extent as though made on and as of such date;

          (g)  Event of Default; Unmatured Event. No Event of Default or Unmatured Event shall exist or shall have occurred and be continuing on the date the Loan is made and the making of the Loan shall not cause an Event of Default or Unmatured Event;

          (h)  No Injunction, etc. No order, judgment, or decree of any court, arbitrator or governmental authority shall enjoin or restrain the Lender from making the Loan;

          (i)  No Litigation, etc. There shall not be existing or, to the knowledge of the Company or any of its Subsidiaries, threatened, any action, suit, proceeding, governmental investigation or arbitration against or affecting any such Person or any property of any such Person, which has not been disclosed in Schedule 4.5 attached hereto, and there shall have occurred no development not so disclosed in any such action, suit, proceeding, governmental investigation or arbitration so disclosed, which, in the opinion of the Lender, could reasonably be expected to have a Material Adverse Effect. No injunction or other restraining order shall have been issued and no hearing to cause an injunction or other restraining order to be issued shall be pending or noticed with respect to any action, suit or proceeding seeking to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, this Agreement or the making of the Loan;

          (j)  Legal Opinions. The favorable written opinions of counsel for the Company and each Guarantor, substantially in the forms of Exhibits F-1 and F-2 attached hereto and as to such other matters as the Lender may reasonably request;

          (k)  Consents, Approvals, Etc. Copies of all governmental and non-governmental consents, approvals, authorizations, declarations, registrations or filings, if any, required on the part of the Company or any Guarantor in connection with the execution, delivery and performance of the Loan Documents or the transactions contemplated hereby or as a condition to the legality, validity or enforceability of the Loan Documents, certified as true and correct and in full force and effect as of the Effective Date in an Officer’s Certificate of the Company, or if none are required, an Officer’s Certificate to that effect;

          (l)  Environmental Certificate. An Environmental Certificate duly executed by the Company and the Guarantors;

          (m)  Regulations T, U or X. The making of the Loan shall not violate Regulations T, U or X of the Federal Reserve Board;

          (n)  Fees and Expenses. The Lender shall have received payment in full for all expenses (including reasonable attorneys’ fees) incurred in connection with the negotiation and execution of this Agreement and the Loan Documents and the closing fee required by Section 2.5;

          (o)  Senior Debt Documents. The Lender shall have received certified copies of each of the Senior Debt Documents, and all of such Senior Debt Documents shall be satisfactory, in form and substance, to the Lender; and

          (p)  Other Conditions. Such other documents and completion of such other matters as the Lender may reasonably request.

ARTICLE 4 REPRESENTATIONS AND WARRANTIES

     To induce the Lender to enter into this Agreement and to make the Loan, the Company represents and warrants to the Lender that:

     SECTION 4.1. Corporate Existence and Power. Each of the Company and the Guarantors is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of incorporation or organization, and is duly qualified to do business, and is in good standing, in all additional jurisdictions where such qualification is necessary under applicable law, except for those jurisdictions where the failure to so qualify or be in good standing could not reasonably be expected to result in any Material Adverse Effect. Each of the Company and the Guarantors has all requisite corporate power to own or lease the properties used in its business and to carry on its business substantially as now being conducted and as proposed to be conducted, and to execute and deliver the Loan Documents to which it is a party and to engage in the transactions contemplated by the Loan Documents.

     SECTION 4.2. Corporate Authority. The execution, delivery and performance by each of the Company and the Guarantors of the Loan Documents to which it is a party have been duly authorized by all necessary corporate action and are not in contravention of any law, rule or regulation, or any judgment, decree, writ, injunction, order or award of any arbitrator, court or governmental authority, or of the terms of the Company’s or any Guarantor’s charter or by-laws, or of any material contract or undertaking to which the Company or any Guarantor is a party or by which the Company or any Guarantor or their respective material property may be bound or affected or result in the imposition of any Lien except for Permitted Liens.

     SECTION 4.3. Binding Effect. The Loan Documents to which the Company or any Guarantor is a party are the legal, valid and binding obligations of the Company and the Guarantors, respectively, enforceable against the Company and Guarantor in accordance with their respective terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the rights of creditors generally and by general principles of equity.

     SECTION 4.4. Subsidiaries. Schedule 4.4 hereto correctly sets forth the corporate name, jurisdiction of organization and ownership of each Subsidiary of the Company as of the Effective Date. All outstanding shares of each class of Capital Stock of such Subsidiaries were duly authorized and validly issued, and are fully paid and non-assessable. As of the Effective Date, there are no outstanding securities, rights, or other agreements of any nature that require any of the Company’s Subsidiaries to issue any of its Capital Stock, except as set forth on Schedule 4.4 and except for conversion rights contained in their respective organizational documents. Except as otherwise allowed under this Agreement, each such Subsidiary and each Person becoming a Subsidiary of the Company after the date hereof is and will be a corporation or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization and is and will be duly qualified to do business in each additional jurisdiction where such qualification is or may be necessary under applicable law, except for those jurisdictions where the failure to so qualify or be in good standing could not reasonably be expected to result in a Material Adverse Effect. Each Subsidiary of the Company has and will have all corporate or comparable requisite power to own or lease the properties used in its business and to carry on its business substantially as now being conducted and as proposed to be conducted, except where the failure to have such power could not reasonably be expected to result in a Material Adverse Effect.

     SECTION 4.5. Litigation. Except as set forth in Schedule 4.5 hereto, there is no action, suit or proceeding pending or, to the best of the Company’s knowledge, threatened against or affecting the Company or any of its Subsidiaries before or by any court, governmental authority or arbitrator, which if adversely decided could reasonably be expected to result, either individually or collectively, in any Material Adverse Effect and, to the best of the Company’s knowledge, there is no basis for any such action, suit or proceeding.

     SECTION 4.6. Financial Condition. The audited consolidated balance sheet of the Company and its Subsidiaries and the audited consolidated statements of operations and cash flows of the Company and its Subsidiaries for the fiscal year ending December 30, 2001 and the unaudited consolidated balance sheet of the Company and its Subsidiaries and the unaudited consolidated statements of operations and cash flows of the Company and its Subsidiaries for the three months ended March 31, 2002, copies of which have been furnished to the Lender, fairly present, and the financial statements of the Company and its Subsidiaries delivered pursuant to Section 5.4 will fairly present, in all material respects, the consolidated financial position of the Company and its Subsidiaries as at the respective dates thereof, and the consolidated results of operations of the Company and its Subsidiaries for the respective periods indicated, all in accordance with Generally Accepted Accounting Principles (subject, in the case of said interim statements, to year-end audit adjustments and the absence of footnotes). The budgeted consolidated and consolidating financial statements of the Company and its Subsidiaries have been prepared in good faith and are based on reasonable assumptions and, to the Company’s knowledge, the best information available as of the Effective Date. There has been no Material Adverse Effect since December 30, 2001. There is no material Contingent Liability of the Company or any of its Subsidiaries that is not reflected in such financial statements or in the notes thereto and has not otherwise been described in writing to the Lender.

     SECTION 4.7. Use of Loan. The Company will use the Loan to partially prepay the Term Loans (as defined in the Senior Credit Agreement), to pay fees and expenses in connection herewith and for general corporate purposes. Neither the Company nor any of its Subsidiaries extends or maintains, in the ordinary course of business, credit for the purpose, whether immediate, incidental, or ultimate, of buying or carrying Margin Stock, and no part of the proceeds of the Loan will be used for the purpose, whether immediate, incidental, or ultimate, of buying or carrying any such Margin Stock or maintaining or extending credit to others for such purpose.

     SECTION 4.8. Consents, Etc. Except for such consents, approvals, authorizations, declarations, registrations or filings delivered by the Company pursuant to Section 3.1(l), if any, each of which is in full force and effect, and filings required pursuant to Section 2.6, no consent, approval or authorization of or declaration, registration or filing with any governmental authority or any non-governmental Person or entity, including without limitation any creditor, lessor or stockholder of the Company or any of its Subsidiaries, is required on the part of the Company or any of its Subsidiaries in connection with the execution, delivery and performance of any Loan Document or the transactions contemplated hereby or as a condition to the legality, validity or enforceability of any Loan Document.

     SECTION 4.9. Taxes. The Company and its Subsidiaries have filed all U.S. tax returns (and all material foreign, state and local tax returns) required to be filed and have paid all taxes shown thereon to be due and required to be paid including interest and penalties, or have established adequate financial reserves on their respective books and records for payment thereof. Neither the Company nor any of its Subsidiaries knows of any material actual or proposed tax assessment or any basis therefor, and no extension of time for the assessment of deficiencies in any federal or state tax has been granted by the Company or any Subsidiary, except for assessments (including extensions of time for the assessment of deficiencies) that are being contested in good faith by appropriate proceedings and for which adequate financial reserves have been established on their respective books and records.

     SECTION 4.10. Title to Properties. Except as otherwise disclosed in the latest balance sheet delivered pursuant to Sections 4.6 or 5.4 of this Agreement, the Company or one or more of its Subsidiaries have good and marketable fee simple title to all of the real property reflected in said balance sheet, and a valid and indefeasible ownership interest in all of the other material properties and assets reflected in said balance sheet or subsequently acquired by the Company or any Subsidiary. All of such properties and assets are free and clear of any Lien except for Permitted Liens. The representations and warranties in the Security Documents are true and correct in all material respects.

     SECTION 4.11. ERISA. Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to each Plan, except to the extent the aggregate amount of liabilities for all of the foregoing would not exceed $5,000,000. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA, except to the extent the aggregate amount of liabilities for all of the foregoing would not exceed $5,000,000.

     SECTION 4.12. Disclosure. As of the Effective Date, such reports and other information furnished in writing or on behalf of the Company or any Subsidiary to the Lender in connection with the negotiation or administration of this Agreement do not, taken as a whole, to the best of its knowledge, contain any material misstatement of fact or omit to state any material fact or any fact necessary to make the statements contained therein not misleading. Notwithstanding the foregoing, no representation is made as to any assumptions, estimates, projections or opinions except that they are, to the Company’s knowledge, based on the best information available to the Company as of the date of the relevant disclosure and are reasonable in light of such information. No Loan Document nor any document or certificate furnished to the Lender by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact in order to make the statements contained herein and therein not misleading. As of the Effective Date, there is no fact known to the Company which has had or could reasonably be expected to have a Material Adverse Effect, which has not been set forth in this Agreement or in the other documents, certificates, statements, reports and other information furnished in writing to the Lender by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated hereby taken as a whole, including without limitation the offering memorandum for the Senior Subordinated Notes.

     SECTION 4.13. Environmental and Safety Matters. All representations and warranties made by the Company and the Guarantors in the Environmental Certificate delivered pursuant to Section 3.1(l) and Section 5.4(h) are true and correct in all material respects.

     SECTION 4.14. No Default. Neither the Company nor any Subsidiary is in default or has received any written notice of default under or with respect to any of its Contractual Obligations in any respect which is reasonably likely to result in a Material Adverse Effect. No Unmatured Event or Event of Default has occurred and is continuing.

     SECTION 4.15. Intellectual Property. The Company and each of its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, service marks, copyrights, technology, know-how and processes necessary for the conduct of its business as currently conducted (the “Intellectual Property”) except for those the failure to own or license which could not reasonably be expected to have a Material Adverse Effect. No claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does the Company or any of its Subsidiaries know of any valid basis for any such claim, the use of such Intellectual Property by the Company and each of its Subsidiaries does not infringe on the rights of any Person, and, to the knowledge of the Company, no Intellectual Property has been infringed, misappropriated or diluted by any other Person except for such claims, infringements, misappropriation and dilutions that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     SECTION 4.16. Labor Matters. There are no strikes or other labor disputes against the Company or any Subsidiary pending or, to the knowledge of the Company,

threatened that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect. Hours worked by and payment made to employees of the Company and its Subsidiaries have not been in violation of the Fair Labor Standards Act, if applicable, or any other applicable Requirement of Law dealing with such matters that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect. All payments due from the Company and each of its Subsidiaries on account of employee health and welfare insurance that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect if not paid have been paid or accrued as a liability on the books of the Company and its Subsidiaries.

     SECTION 4.17. Solvency.

          (a)  After giving effect to the transactions described herein and to the incurrence or assumption of any Indebtedness (including without limitation the Subordinated Debt and all other obligations being incurred or assumed in connection herewith and therewith) (i) the fair value of the assets of the Company and its Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, subordinated, contingent or otherwise, of the Company and its Subsidiaries on a consolidated basis; (ii) the present fair saleable value of the property of the Company and its Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of the Company and its Subsidiaries on a consolidated basis on their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) the Company and its Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) the Company and its Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted after the date hereof.

          (b)  The Company does not intend to, or to permit any of its Subsidiaries to, and does not believe that it or any of its Subsidiaries will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by it or any such Subsidiary and the timing of the amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such Subsidiary.

     SECTION 4.18. Not an Investment Company; Other Regulations. Neither the Company nor any of its Subsidiaries is an “investment company” within the meaning of the Investment Company Act of 1940, as amended. Neither the Company nor any of its Subsidiaries is subject to any regulation under any federal or state statute or regulation (except those applicable to corporations generally) which limits its ability to incur Indebtedness.

     SECTION 4.19. Senior Subordinated Debt Documents. All representations and warranties of the Company contained in any Senior Subordinated Debt Document are true and correct in all material respects. As of the Effective Date, the outstanding principal balance of the Senior Subordinated Notes is $130,000,000, and all agreements, instruments and documents executed or delivered pursuant to the original issuance of the Senior Subordinated

Notes are described on Schedule 1.1(b) of the Senior Credit Agreement. All Lender Indebtedness and all Obligations are “Senior Indebtedness” and “Designated Senior Indebtedness” as defined in the Senior Subordinated Indenture and are and will be incurred in compliance with the Senior Subordinated Indenture. Other than the Lender Indebtedness and the Obligations, there is no other “Designated Senior Indebtedness” thereunder. This Loan is being incurred pursuant to, and in full compliance with, Section 4.3(b) of the Senior Subordinated Note Indenture, and the Loan is classified as Indebtedness incurred under Section 4.3(b) of the Senior Subordinated Note Indenture. There is no event of default or event or condition which would become an event of default with notice or lapse of time or both, under the Senior Subordinated Debt Documents and each of the Senior Subordinated Debt Documents is in full force and effect. Other than pursuant to the Senior Subordinated Debt Documents, there is no obligation pursuant to any Senior Subordinated Debt Document or other document or agreement evidencing or relating to any Subordinated Debt outstanding or to be outstanding on the Effective Date which obligates the Company or any of its Subsidiaries to pay any principal or interest or redeem any of its Capital Stock or incur any other monetary obligation, and the Senior Subordinated Notes and any other promissory note or other instrument evidencing any Subordinated Debt issued at any time pursuant to the Senior Subordinated Debt Documents are and will be “Securities” as defined in the Senior Subordinated Indenture.

     SECTION 4.20. Documents Delivered. The Company has delivered to the Lender true and correct copies of the Senior Credit Agreement as in effect on the date hereof. There exist no Senior Defaults and no events or conditions which with notice or lapse of time or both would, unless cured or waived, become Senior Defaults nor any basis for the exercise by any party to the Senior Credit Agreement of any rights of acceleration, cancellation, rescission, or any rights of offset, which have not been waived.

ARTICLE 5 AFFIRMATIVE COVENANTS

     The Company covenants and agrees that, until the Loan and the Note and all other amounts due under this Agreement have been paid in full, unless the Lender shall otherwise give prior written consent, the Company and its Subsidiaries shall perform all covenants contained in this Article 5:

     SECTION 5.1. Preservation of Corporate Existence, Etc. Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and its qualification as a foreign corporation or limited liability company, as the case may be (other than any merger permitted pursuant to Section 6.3 and other than any dissolution or liquidations of any Subsidiary if the assets of such Subsidiary are transferred to the Company or any Guarantor in connection with such dissolution or liquidation), in good standing in each jurisdiction in which such qualification is necessary under applicable law, except where the failure to be so qualified or in good standing could not reasonably be expected to have a Material Adverse Effect and the rights, licenses, permits (including those required under Environmental Laws), franchises, patents, copyrights, trademarks and trade names material to the conduct of its businesses; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Lender; and defend all of the foregoing against all claims, actions, demands, suits or proceedings at law or in equity or by or before any governmental instrumentality or other agency or regulatory authority except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

     SECTION 5.2. Compliance with Laws, Etc. Comply in all material respects with all applicable laws, rules, regulations and orders of any governmental authority whether federal, state, local or foreign (including without limitation ERISA, the Code and Environmental Laws), in effect from time to time, the enforcement of which could have a Material Adverse Effect; and pay and discharge, before any interest or penalty for nonpayment thereof becomes payable, all taxes, assessments and governmental charges or levies imposed upon it or upon its income, revenues or property, before the same shall become delinquent or in default, as well as all material lawful claims for labor, materials and supplies or otherwise, which, if unpaid, might give rise to Liens (other than Permitted Liens) upon such properties or any portion thereof, except to the extent that payment of any of the foregoing is then being contested in good faith and with respect to which adequate financial reserves have been established on the books and records of the Company or such Subsidiary.

     SECTION 5.3. Maintenance of Properties; Insurance. Maintain, preserve and protect all property that is material to the conduct of the business of the Company or any of its Subsidiaries and keep such property in good repair, working order and condition and from time to time make, or cause to be made all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times in accordance with customary and prudent business practices for similar businesses; and maintain in full force and effect insurance with responsible and reputable insurance companies or associations in such amounts, on such terms and covering such risks, including fire and other risks insured against by extended coverage, as is usually carried by companies engaged in similar businesses and owning similar properties similarly situated and maintain in full force and effect public liability insurance, insurance against claims for personal injury or death or property damage occurring in connection with any of its activities or any properties owned, occupied or controlled by it, in such amount as it shall reasonably deem necessary, and maintain such other insurance as may be required by law or as may be reasonably requested by the Lender for purposes of assuring compliance with this Section 5.3.

     SECTION 5.4. Reporting Requirements. Furnish to the Lender the following:

          (a)  Promptly and in any event within five Business Days after becoming aware of the occurrence of (A) any Unmatured Event or Event of Default, (B) the commencement of any litigation against, by or affecting the Company or any of its Subsidiaries, which could reasonably be expected to have a Material Adverse Effect, and any material developments therein, or (C) entering into any material contract or undertaking that is not entered into in the ordinary course of business or (D) any development in the business or affairs of the Company or any of its Subsidiaries which has resulted in or which is likely in the reasonable judgment of the Company, to result in a Material Adverse Effect, a statement of the chief financial officer of the Company setting forth details of such Unmatured Event, Event of Default, interest or undertaking, or development, and the action which the Company or such Subsidiary, as the case may be, has taken and proposes to take with respect thereto;

          (b)  As soon as available and in any event within 50 days after the end of each of the first three fiscal quarters of each fiscal year of the Company, the consolidated and consolidating balance sheet of the Company and its Subsidiaries and of its Unrestricted Subsidiaries as of the end of such quarter, and the related consolidated and consolidating statements of income and cash flows for such quarter and for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding date or period of the preceding fiscal year and duly certified (subject to year-end audit adjustments and the absence of footnotes) by the chief financial officer of the Company as having been prepared in accordance with Generally Accepted Accounting Principles, together with a certificate of the chief financial officer of the Company stating that no Unmatured Event or Event of Default, has occurred and is continuing or, if an Unmatured Event or Event of Default has occurred and is continuing, a statement setting forth the details thereof and the action which the Company has taken and proposes to take with respect thereto;

          (c)  As soon as available and in any event within 95 days after the end of each fiscal year of the Company, a copy of the consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal year and the related consolidated statements of income and cash flows for such fiscal year, with a customary audit report of PricewaterhouseCoopers LLP, or any of the four largest independent certified public accounting firms in the United States, without qualifications unacceptable to the Lender, together with, a certificate of the chief financial officer of the Company stating that no Unmatured Event or Event of Default has occurred and is continuing or, if an Unmatured Event or Event of Default has occurred and is continuing, a statement setting forth the details thereof and the action which the Company has taken and proposes to take with respect thereto;

          (d)  Promptly after the sending or filing thereof, copies of all reports, proxy statements and financial statements which the Company or any of its Subsidiaries sends to or files with any of their respective security holders as required by any securities exchange or the Securities and Exchange Commission or any successor agency thereof;

          (e)  If and when any member of the ERISA Group (i) gives or is required to give notice of PBGC of any Reportable Event with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such Reportable

Event, a copy of the notice of such Reportable Event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (viii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of the chief financial officer or the chief accounting officer of the Company setting forth details as to such occurrence and action, if any, which the Company or applicable member of the ERISA Group is required or proposes to take;

          (f)  As soon as available and in event within 60 days after the Effective Date, a complete detailed list of all Intellectual Property of the Company and its Subsidiaries not previously provided by the Company pursuant to the Senior Credit Agreement;

          (g)  Promptly and in any event within 10 Business Days after receipt, a copy of any management letter or comparable analysis prepared by the auditors for the Company or any of its Subsidiaries; and

          (h)  Promptly, such other information respecting the business, properties, operations or condition, financial or otherwise, of the Company or any of its Subsidiaries as the Lender may from time to time reasonably request.

     SECTION 5.5. Accounting, Access to Records, Books, Etc. Maintain a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in accordance with Generally Accepted Accounting Principles and to comply with the requirements of this Agreement and, at any reasonable time and from time to time, (i) at the expense of the Lender, permit the Lender, or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Company and its Subsidiaries, and to discuss the affairs, finances and accounts of the Company and its Subsidiaries with their respective directors, officers, employees and independent auditors, and by this provision the Company does hereby authorize such Persons to discuss such affairs, finances and accounts with the Lender, and (ii) at the expense of the Company, permit the Lender or any of its agents or representatives to conduct a comprehensive field audit of its books, records, properties and assets, including without limitation all collateral subject to the Security Documents and site access, at the Company’s expense, provided that if no Event of Default has occurred and is continuing no more than two such comprehensive field audits may be performed in any fiscal year of the Company at the expense of the Company, provided that the Lender shall give the Company reasonable notice of any of the foregoing; provided, further, that if no Event of Default has occurred and is continuing and if the Lender shall have received a copy of any comprehensive field audit of the Company’s books, records, properties and assets prepared by the Agent or any of its agents or representatives in any fiscal year, Lender will reduce the number of audits (from two) it may perform in any fiscal year by the number of audits received from the Agent or any of its agents or representatives during such fiscal year.

     SECTION 5.6. Recording, Filing, Etc. Within 30 days after the date hereof, execute and deliver, and cause its Subsidiaries to execute and deliver, financing statements and, to the extent Pledge Agreements relating to the pledge of the Capital Stock of the Foreign Subsidiaries have been executed in favor of holders of the Lender Indebtedness, substantially similar Pledge Agreements, and complete, and cause its Subsidiaries to complete, such other action (including payment of any applicable taxes or fees) in such jurisdictions as the Lender may deem necessary or appropriate with respect to the Security Documents, together with Uniform Commercial Code record searches in such offices as the Lender may request. Within 30 days after the date hereof, the Company shall, and shall cause its Subsidiaries to, remove any intervening security interest or lien necessary to ensure the second priority perfected status of the liens and security interests of the Lender with respect to the collateral pursuant to the Security Documents other than liens as provided on Schedule 5.6, liens permitted under Section 5.2(g)(i), (ii), (iii), (vi) and (ix) of the Senior Credit Agreement and liens which the Lender determines to be immaterial.

     SECTION 5.7. Additional Security and Collateral. Subject to the Intercreditor Agreement, promptly (i) execute and deliver and cause each Guarantor to execute and deliver, additional Security Documents, within 30 days after request therefor by the Lender, sufficient to grant to the Lender liens and security interests in any after acquired collateral of the type described in Section 2.6, and (ii) to the extent required under Section 2.6, cause each Person becoming a Domestic Subsidiary of the Company from time to time to execute and deliver to the Lender, within 60 days after such Person becomes a Domestic Subsidiary, a Guaranty and a Security Agreement, together with other related documents described in Section 3.1 sufficient to grant to the Lender liens and security interests in all collateral of the type described in Section 2.6. The Company shall notify the Lender, within 10 days after the occurrence thereof, of the acquisition of any material property by the Company or any Guarantor that is not subject to the existing Security Documents, any Person becoming a Domestic Subsidiary and any other event or condition, other than the passage of time, that may require additional action of any nature in order to preserve the effectiveness and perfected status of the liens and security interests of the Lender with respect to such property pursuant to the Security Documents, including without limitation, so long as all Lender Indebtedness has been indefeasibly paid in full and the Commitments have been terminated, delivering the originals of all promissory notes and other instruments payable to the Company or any Guarantors to the Lender and delivering the originals of all stock certificates or other certificates evidencing any Capital Stock owned by the Company or any Guarantors at any time.

     SECTION 5.8. Further Assurances. Execute and deliver, and cause its Subsidiaries to execute and deliver, within 30 days after request therefor by the Lender, all further instruments and documents and take all further action that the Lender may reasonably request, to give effect to the intent of, and to aid in the exercise and enforcement of the rights and remedies of the Lender under, this Agreement, the Notes and the Security Documents. In addition, the Company and each Guarantor agree to deliver to the Lender from time to time upon the acquisition or creation of any Subsidiary not listed in Schedule 4.4 hereto supplements to Schedule 4.4 such that such Schedule, together with such supplements, shall at all times accurately reflect the information provided for thereon.

     SECTION 5.9. Additional Covenants. Sections 4.3, 4.5, 4.6, 4.7 and 4.8 of the Senior Subordinated Note Indenture, together with any related definitions, are hereby incorporated by reference into this Agreement to the same extent as if set forth fully herein, and no subsequent amendment, waiver, termination or modification thereof shall effect any such covenants, terms, conditions or defaults as incorporated herein.

ARTICLE 6 NEGATIVE COVENANTS

     The Company covenants and agrees that until the Loans and the Note and all amounts due under this Agreement at the time of such termination or payment have been paid in full, unless the Lender shall otherwise give prior written consent, the Company and its Subsidiaries shall observe and perform all covenants in this Article 6:

     SECTION 6.1. Indebtedness. The Company shall not, and shall not permit or suffer any of its Subsidiaries to, directly or indirectly, create, incur, assume, or in any manner become directly or indirectly liable in respect of, or suffer to exist, any Indebtedness except for (i) Indebtedness under this Agreement or (ii) other Indebtedness permitted by the Senior Credit Agreement.

     SECTION 6.2. Liens. The Company shall not, and shall not permit or suffer any of its Subsidiaries to create, incur, or suffer to exist any Lien on any of the assets, rights, revenues or property, real, personal or mixed, tangible or intangible, whether now owned or hereafter acquired, of the Company or any of its Subsidiaries, except for Liens otherwise permitted by the Senior Credit Agreement.

     SECTION 6.3. Mergers; Acquisitions; Etc. The Company shall not, and shall not permit or suffer any of its Subsidiaries to, purchase or otherwise acquire, whether in one or a series of transactions, all or a substantial portion of the business assets, rights, revenues or property, real, personal or mixed, tangible or intangible, of any Person or make any other Acquisition, or all or a substantial portion of the Capital Stock of or other ownership interest in any other Person; nor merge or consolidate or amalgamate with any other Person or take any other action having a similar effect, nor enter into any joint venture or similar arrangement with any other Person, except in each case as permitted under the Senior Credit Agreement.

     SECTION 6.4. Disposition of Assets; Etc. The Company shall not, and shall not permit or suffer any of its Subsidiaries to, sell, lease, license, transfer, assign or otherwise dispose of all or any material portion of its business, assets, rights, revenues or property, real, personal or mixed, tangible or intangible, whether in one or a series of transactions, other than (i) inventory sold in the ordinary course of business upon customary credit terms, (ii) sales of scrap or obsolete material or equipment which are not material in the aggregate, (iii) sales of assets described on Schedule 5.2(i) of the Senior Credit Agreement, and (iv) as otherwise permitted by the Senior Credit Agreement. Any securities, notes or other obligations received by the Company or any such Subsidiary from a transferee as provided under Section 5.2(i)(viii)(B)(y) of the Senior Credit Agreement that are converted by the Company or such Subsidiary into cash (to the extent of the cash received) shall be deemed to be cash for purposes of this provision and the definition of Net Cash Proceeds, and the Lender promptly shall obtain a second priority security interest in any non cash consideration for any Asset Sale (as defined in Section 5.2(i) the Senior Credit Agreement) by the Company or any Guarantor to the extent such consideration consists of collateral described in Section 2.6.

     SECTION 6.5. Nature of Business. The Company shall not, and shall not permit or suffer any of its Subsidiaries to, engage in any line or lines of business activity other than those engaged in on the Effective Date and those substantially similar thereto (a “Permitted Business”).

     SECTION 6.6. Dividends and Other Restricted Payments. The Company shall not make, pay, declare or authorize any dividend, payment or other distribution in respect of any class of its Capital Stock or any dividend, payment or distribution in connection with the redemption, purchase, retirement or other acquisition, directly or indirectly, of any shares of its Capital Stock except for such dividends, payments or distributions otherwise permitted by the Senior Credit Agreement.

     SECTION 6.7. Investments, Loans and Advances. Other than to the extent otherwise permitted by the Senior Credit Agreement, the Company shall not, and shall not permit or suffer any of its Subsidiaries to, purchase or otherwise acquire any Capital Stock of or other ownership interest in, or debt securities of or other evidences of Indebtedness of, any other Person; nor make any loan or advance of any of its funds or property or make any other extension of credit to, or make any other investment or contribution or acquire any interest whatsoever in, any other Person nor make any other Investment; nor incur any Contingent Liability.

     SECTION 6.8. Transactions with Affiliates. The Company shall not enter into or permit to exist any transaction or series of related transactions (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with any Affiliate of the Company (an “Affiliate Transaction”) except for such Affiliated Transactions as are permitted under the Senior Credit Agreement.

     SECTION 6.9. Inconsistent Agreements. The Company shall not, and shall not permit or suffer any of its Subsidiaries to, enter into any material agreement containing any provision which would be violated or breached by this Agreement or any of the transactions contemplated hereby or by performance by the Company or any of its Subsidiaries of its obligations in connection therewith.

     SECTION 6.10. Negative Pledge Limitation. The Company shall not, and shall not permit or suffer any of its Subsidiaries to, enter into any agreement, including without limitation any amendments to existing agreements, with any Person other than the Lender pursuant hereto which prohibits or limits the ability of the Company or any Subsidiary to create, incur, assume or suffer to exist any Lien in favor of the Lender securing the Obligations upon any of its assets, rights, revenues or property, real, personal or mixed, tangible or intangible, whether now owned or hereafter acquired, except for such restrictions on set forth in the Senior Credit Agreement.

     SECTION 6.11. Subsidiary Dividends. The Company shall not permit any of its Subsidiaries directly or indirectly to create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction which by its terms materially restricts the ability of any such Subsidiary to (i) pay dividends or make any other distributions on such Subsidiary’s capital stock, (ii) pay any Indebtedness owed to the Company or any of its other Subsidiaries, (iii) make any loans or advances to the Company or any of such other Subsidiaries or (iv) transfer any material portion of its assets to the Company or any of such other Subsidiaries, except for such encumbrances or restrictions permitted under the Senior Credit Agreement.

     SECTION 6.12. Payments and Modification of Debt. The Company shall not, and shall not permit or suffer any of its Subsidiaries to, (i) make any optional payment, defeasance (whether a covenant defeasance, legal defeasance or other defeasance), prepayment or redemption of any of its or any of its Subsidiaries’ Subordinated Debt, (ii) amend or modify, or consent or agree to any amendment or modification of (including without limitation any supplemental agreement or other direct of indirect method of providing additional or supplemental terms or consideration), any Senior Subordinated Debt Document or any instrument or agreement under which any of its Subordinated Debt is issued or created or otherwise related thereto, or (iii) enter into any agreement or arrangement requiring any defeasance of any kind of any of its Subordinated Debt, or designate any Indebtedness (other than the Lender Indebtedness) as “Designated Senior Indebtedness” under the Senior Subordinated Debt Documents, or issue any security, instrument or other document evidencing any of the Subordinated Debt outstanding pursuant to any of the Senior Subordinated Debt Documents which is not a “Security” as defined in the Senior Subordinated Note Indenture. It is acknowledged and agreed that the payment of any fees or the transfer of any other asset or other consideration of any kind, directly or indirectly, by the Company or any of its Subsidiaries (other than payments to the extent required under the original terms of the Senior Subordinated Debt Documents) or other supplemental agreement with respect to any Subordinated Debt shall be deemed an amendment or modification thereof.

     SECTION 6.13. Financial Contracts. The Company shall not incur or remain liable with respect to any Financial Contracts except for purposes of hedging and not for speculative purposes.

ARTICLE 7 EVENTS OF DEFAULT

     If any of the following conditions or events (“Events of Default”) shall occur and be continuing:

     SECTION 7.1. Failure To Make Payments When Due. (i) Failure to pay principal of the Loan when due, whether at Stated Maturity, by acceleration, by notice of prepayment, by operation of Section 2.3 or otherwise; or (ii) failure to pay any interest on any Loan or any other amount due under this Agreement, and such default continues for a period of five (5) days; provided, that this Event of Default shall not limit the Company’s ability to accrue interest on or pay interest with Interest Notes; or

     SECTION 7.2. Default in Other Agreements. (a) Failure of the Company to pay when due any principal of or interest on any Indebtedness in excess of $15,000,000 in principal outstanding and the expiration of any applicable grace periods or waivers or (b) any breach or default by the Company, including a Senior Default, and the expiration of any applicable grace periods or waivers under any evidences of Indebtedness in excess of $15,000,000 in the aggregate; provided, that as a result of any such failure to pay such Indebtedness under clause (a) above, or any such breach or default under clause (b) above, the Indebtedness thereunder shall have become due and payable prior to its stated maturity; or

     SECTION 7.3. Misrepresentation. Any representation or warranty made by the Company or any Subsidiary in any Loan Document or any other certificate, report, financial statement or other document furnished by or on behalf of the Company or any Subsidiary in connection with this Agreement, shall prove to have been incorrect in any material respect when made or deemed made; or

     SECTION 7.4. Breach of Certain Covenants and Agreements. Failure of the Company to perform or comply in any material respect with (a) any term, covenant or agreement contained in Section 2.3(a), or Article 5 (other than a failure to purchase the Note when required under Section 2.3(a)(ii)(D)), or (b) any other term, covenant or agreement contained in this Agreement, and (i) in the case of clause (a), such failure shall not have been remedied or waived within thirty (30) days (or 5 days in the case of any failure to perform or observe the covenants contained in Section 5.4) after receipt of written notice from the Lender of such default (other than any occurrence described in the other provisions of this Article 7 for which a different grace or cure period is specified or which constitutes an immediate Event of Default); or

     SECTION 7.5. Judgments. One or more judgments or orders for the payment of money (not fully paid or covered without dispute by insurance) in an aggregate amount of $5,000,000 in any fiscal year shall be rendered against the Company or any of its

Significant Subsidiaries, or any other judgment or order (whether or not for the payment of money) shall be rendered against or shall affect the Company or any of its Subsidiaries which causes or could reasonably be expected to cause or could reasonably be expected to have a Material Adverse Effect, and either (i) such judgment or order shall have remained unsatisfied and the Company or such Significant Subsidiary shall not have taken action necessary to stay enforcement thereof by reason of pending appeal or otherwise, prior to the expiration of the applicable period of limitations for taking such action or, if such action shall have been taken, a final order denying such stay shall have been rendered, or (ii) enforcement proceedings shall have been commenced by any creditor upon any such judgment or order; or

     SECTION 7.6. ERISA. Any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $5,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA any member of the ERISA Group, any plan administrator or any combination of the foregoing; or PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $5,000,000; or

     SECTION 7.7. Insolvency, Etc. The Company or any of its Significant Subsidiaries shall be dissolved or liquidated or any judgment, order or decree therefor shall be entered (other than dissolutions or liquidations of Subsidiaries permitted by Section 5.1), or shall generally not pay its debts as they become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors, or shall institute, or there shall be instituted against any Borrower or any of their respective Significant Subsidiaries, any proceeding or case seeking to adjudicate it as bankrupt or insolvent or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief or protection of debtors or seeking the entry of an order for relief, or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its assets, rights, revenues or property, and, if such proceeding is instituted against any Borrower or such Subsidiary and is being contested by such Borrower or such Subsidiary, as the case may be, in good faith by appropriate proceedings, such proceeding shall remain undismissed or unstayed for a period of 60 days; or any Borrower or such Subsidiary shall take any action (corporate or other) to authorize or further any of the actions described above in this subsection;

     SECTION 7.8. Other Documents. Any material provision of any Loan Document, any Senior Debt Document or any Subordinated Debt Document shall at any time for any reason cease to be valid and binding and enforceable against any obligor thereunder, or the validity, binding effect or enforceability thereof shall be contested by any Person, or any obligor shall deny that it has any or further liability or obligation thereunder, or any Loan Document or any Subordinated Debt Document shall be terminated, invalidated or set aside, or be declared ineffective or inoperative or in any way cease to give or provide to the Lenders and the Agent the benefits purported to be created thereby in any material manner; or

     SECTION 7.9. Control. Any Change of Control shall occur.

     THEN, (i) upon the occurrence of any Event of Default described in the foregoing Section 7.7 (but expressly excluding the other Events of Default in this Article 7), the unpaid principal amount of and accrued interest on the Loan shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by the Company, and the obligations of the Lender hereunder shall thereupon terminate, and (ii) upon the occurrence of any other Event of Default, the Lender may, by written notice to the Company, declare the Loan to be, and the same shall forthwith become, due and payable, as specified below, together with accrued interest thereon; provided, that so long as all Lender Indebtedness has not been indefeasibly paid in full and the Commitments have not been terminated, the Lender will not so declare the Loan to be due and payable under Sections 7.3, 7.4 (except with respect to any term, covenant or agreement contained in Sections 5.5, 5.6, 5.7 and 5.8), 7.5, 7.6, 7.8 or 7.9 unless and until the Lender Indebtedness is accelerated under similar provisions of the Senior Credit Agreement; provided, further that so long as all Lender Indebtedness has not been indefeasibly paid in full and the Commitments have not been terminated, with respect to any failure of the Company to perform or comply in any material respect with any term, covenant or agreement contained in Sections 5.5, 5.6, 5.7 and 5.8, the Lender may so declare the Loan to be due and payable only after such failure shall not have been remedied or waived within forty-five (45) days after receipt of written notice from the Lender to the Company and the Agent of such default (other than any occurrence described in the other provisions of this Article 7 for which a different grace or cure period is specified or which constitutes an immediate Event of Default).

     The Lender may, in addition to the remedies provided above, and subject to the Intercreditor Agreement, exercise and enforce any and all other rights and remedies available to it, whether arising under this Agreement or any other Loan Document or under applicable law, in any manner deemed appropriate by the Lender, including suit in equity, action at law, or other appropriate proceedings, whether for the specific performance (to the extent permitted by law) of any covenant or agreement contained in any other Loan Document or in aid of the exercise of any power granted in any other Loan Document.

     All proceeds of any realization on the collateral pursuant to the Security Documents and any payments received by the Lender pursuant to the Guaranties subsequent to and during the continuance of any Event of Default, shall be allocated and distributed by the Lender as follows:

     (A)  First, to the payment of all reasonable costs and expenses, including without limitation all reasonable attorneys’ fees, of the Lender in connection with the enforcement of the Security Documents and otherwise administering this Agreement;

     (B)  Second, to the payment of all fees required to be paid under any Loan Document owing to the Lender, for application to payment of such liabilities;

     (C)  Third, to the Lender consisting of interest owing to the Lender, for application to payment of such liabilities;

     (D)  Fourth, to the Lender consisting of principal owing to the Lender, for application to payment of such liabilities;

     (E)  Fifth, to the payment of any and all other amounts owing to the Lender, for application to payment of such liabilities; and

     (F)  Sixth, to the Borrower, or such other Person as may be legally entitled thereto.

ARTICLE 8 MISCELLANEOUS

     SECTION 8.1. Participations in Loan and Note.

          (a)  Subject to the terms of the Intercreditor Agreement, the Lender shall have the right at any time, with the prior written consent of the Company, which consent from the Company shall not be unreasonably withheld or delayed and shall not be required if any Event of Default has occurred and is continuing or if such assignment is to an Affiliate of the Lender, to sell, assign, transfer, or negotiate, or grant participation in, all or any part of the Loan or Note to one or more Persons; provided that Court Square Capital Limited shall at all times retain at least 51% of the aggregate principal amount of the Loan. In the case of any sale, assignment, transfer, or negotiation of all or part of the Loan or Note as authorized under this Section 8.1(a), the assignee, transferee, or recipient shall have, to the extent of such sale, assignment, transfer, or negotiation, the same rights, benefits, and obligations as it would if it were a Lender with respect to such Loan or Note.

          (b)  In connection with any sales, assignments, or transfers of any Loan or Note referred to in Section 8.1(a), the Lender shall give notice to the Company and the Agent of the identity of such parties and obtain agreements from the purchasers, assignees and transferees, as the case may be (the “Assignees”), that all information given to such parties will be held in strict confidence pursuant to a confidentiality agreement reasonably satisfactory to the Company. The Company shall maintain a register on which it will record the name and address of the Lender and all Assignees and shall be entitled to treat the holder or holders of record as the Lender for all purposes hereunder.

          (c) In the event of an assignment by the Lender, or any subsequent assignment, the term “Lender” herein shall be deemed to refer to each such Lender, the term “Note” shall be deemed to refer to each “Note”, and any action requiring the consent of the Lender shall be deemed to require the consent of Persons holding in excess of 50% of the outstanding principal amount of the Note.

     SECTION 8.2. Expenses. Whether or not the transactions contemplated hereby shall be consummated, the Company agrees to pay promptly, or reimburse the Lender, as the case may be, for the payment of, on demand, (i) all the actual and reasonable costs and expenses of preparation of the Loan Documents and all the costs of furnishing all opinions by counsel for the Company (including, without limitation, any opinions requested by the Lender as to any legal matters arising hereunder), and of the Company’s performance of and compliance with all agreements and conditions contained herein on its part to be performed or complied with (including all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing or recording of the Loan Documents and the consummation of the transactions contemplated hereby, and any and all liabilities with respect to or resulting from any delay in paying or omitting to pay such taxes or fees); (ii) the reasonable fees, expenses, and disbursements of counsel to the Lender in connection with the negotiation, preparation, execution, and administration of the Loan Documents, and the Loan hereunder, and any amendments and waivers hereto or thereto (other than assignments of, or sales of participants in, the Notes pursuant to Section 8.1) and (iii) after the occurrence of an Event of Default, all costs and expenses (including reasonable attorneys’ fees) incurred by the Lender in enforcing any Obligations of or in collecting any payments due from the Company hereunder or under the Note by reason of such Event of Default or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a workout, or any insolvency or bankruptcy proceedings.

     SECTION 8.3. Indemnity. In addition to the payment of expenses pursuant to the terms and conditions of Section 8.2 hereof, whether or not the transactions contemplated hereby shall be consummated, the Company (the “Indemnitor”) agrees to indemnify, pay, and hold the Lender and any holder of the Note, and the officers, directors, employees, agents, and Affiliates of the Lender and such holders (collectively, the “Indemnitees”) harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of one counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitee shall be designated a party thereto), which may be imposed on, incurred by, or asserted against that Indemnitee, in any manner relating to or arising out of this Agreement, the other Loan Documents, the Lender’s agreement to make the Loan or the use or intended use of the proceeds of any of the Loan hereunder (the “Indemnified Liabilities”); provided, that the Indemnitor shall not have any obligation to any Indemnitee hereunder with respect to an Indemnified Liability to the extent that such Indemnified Liability arises from the gross negligence or willful misconduct of any other Indemnitee as determined by a court of competent jurisdiction. Each Indemnitee shall give the Indemnitor prompt written notice of any claim that might give rise to Indemnified Liabilities setting forth a description of those elements of such claim of which such Indemnitee has knowledge; provided, that any failure to give such notice shall not affect the obligations of the Indemnitor unless (and then solely to the extent) the Indemnitor is materially prejudiced. The Indemnitor shall have the right at any time during which such claim is pending to select counsel to defend and control the defense thereof and settle any claims for which it is responsible for indemnification hereunder (provided that the Indemnitor will not settle any such claim without (i) the appropriate Indemnitee’s prior written consent or (ii) obtaining an unconditional release of the appropriate Indemnitee from all claims arising out of or in any way relating to the circumstances involving such claim) so long as in any such event, the Indemnitor shall have stated in a writing delivered to the Indemnitee that, as between the Indemnitor and the Indemnitee, the Indemnitor is responsible to the Indemnitee with respect to such claim to the extent and subject to the limitations set forth herein; provided, that the Indemnitor shall not be entitled to control the defense of any claim in the event that in the reasonable opinion of counsel for the Indemnitee there are one or more material defenses available to the Indemnitee which are not available to the Indemnitor; provided, further, that with respect to any claim as to which the Indemnitee is controlling the defense, the Indemnitor will not be liable to any Indemnitee for any settlement of any claim pursuant to this Section 8.3 that is effected without its prior written consent. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Company shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnitees or any of them.

     SECTION 8.4. Amendments and Waivers. No amendment, modification, termination or waiver of any provision of this Agreement or of the Note, or consent to any departure by the Company therefrom, shall in any event be effective without the written concurrence of the holders of at least 51% of the principal amount of the Loan and the Company and an Officer’s Certificate of the Company to the effect that such amendment, modification, termination, or waiver does not violate the Senior Credit Agreement; provided, that no amendment, modification, waiver, or consent shall, unless in writing and signed by all the Lenders, do any of the following: (a) increase or subject the Lender to any additional obligations; (b) reduce the principal of, or interest on the Note payable hereunder pursuant to Section 2.1 or 2.2 hereof; (c) postpone any date fixed for any payment of principal of, or premium or interest on, the Note or any fees or other amounts payable hereunder; or (d) amend this Section 8.4. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on the Company in any case shall entitle the Company to any further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver, or consent effected in accordance with this Section 8.4 shall be binding upon each holder of the Note at the time outstanding and each future holder of the Note.

     SECTION 8.5. Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitation of, another covenant shall not avoid the occurrence of an Unmatured Event or an Event of Default if such action is taken or condition exists.

     SECTION 8.6. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and delivered personally, mailed by certified or registered mail, return receipt requested and postage prepaid, sent via a nationally recognized overnight courier, or via facsimile. Such notices, demands and other communications will be sent to the address indicated below:

To the Company:

MSX International, Inc.
22355 West Eleven Mile Road
Southfield, Michigan 48034
Attention:	Chief Financial Officer
Telecopy No.: (248) 829-6030

and

MSX International, Inc.
22355 West Eleven Mile Road
Southfield, Michigan 48034
Attention:	General Counsel
Telecopy No.: (248) 829-6380

with copies (which shall not
constitute notice to the Company) to:

Court Square Capital Limited
399 Park Avenue
14th Floor, Zone 4
New York, New York 10043
Attention:	Michael Delaney
Telecopy No.: (212) 888-2940

and

Dechert
4000 Bell Atlantic Tower
1717 Arch Street
Philadelphia, Pennsylvania 19103
Attention:	Craig L. Godshall
Sarah B. Gelb
Telecopy No.: (215) 994-2222

To the Lender:

c/o Court Square Capital Limited
399 Park Avenue
14th Floor, Zone 4
New York, New York 10043
Attention:	Michael Delaney
Telecopy No.: (212) 888-2940

with a copy (which shall not
constitute notice to the Lender) to:

Dechert
4000 Bell Atlantic Tower
1717 Arch Street
Philadelphia, Pennsylvania 19103
Attention:	Craig L. Godshall
Sarah B. Gelb
Telecopy No.: (215) 994-2222

or such other address or to the attention of such other Person as the recipient party shall have specified by prior written notice to the sending party; provided, that the failure to deliver copies of notices as indicated above shall not affect the validity of any notice. Any such communication shall be deemed to have been received (i) when delivered, if personally delivered, or sent by nationally-recognized overnight courier or sent via facsimile or (ii) on the third Business Day following the date on which the piece of mail containing such communication is posted if sent by certified or registered mail.

     SECTION 8.7. Survival of Warranties and Certain Agreements. All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement, the making of the Loan hereunder and the execution and delivery of the Note and shall continue (but, with respect to representations and warranties, such representations and warranties are made only as of the date when made pursuant to Article 4) until repayment of the Note and the Obligations in full; provided, that if all or any part of such payment is set aside, the representations and warranties in the Loan Documents shall continue as if no such payment had been made. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of the Company set forth in Sections 8.2 and 8.3 shall survive the payment of the Loan and the Note and the termination of this Agreement.

     SECTION 8.8. Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any Lender or any holder of any Note in the exercise of any power, right or privilege hereunder or under the Note shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing under this Agreement or the Note are cumulative to and not exclusive of, any rights or remedies otherwise available.

     SECTION 8.9. Severability. In case any provision in or obligation under this Agreement or the Note shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

     SECTION 8.10. Headings. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

     SECTION 8.11. APPLICABLE LAW. THIS AGREEMENT AND THE NOTE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS.

     SECTION 8.12. Successors and Assigns; Subsequent Holders of Notes. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of the Lender. The terms and provisions of this Agreement and all other certificates delivered pursuant to Article 3 shall inure to the benefit of any assignee or transferee of the Note pursuant to Section 8.1(a), and in the event of such transfer or assignment, the rights and privileges herein conferred upon the Lender shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. The Company’s rights or any interest therein hereunder may not be assigned without the written consent of the Lender.

     SECTION 8.13. Consent to Jurisdiction and Service of Process. THE COMPANY AGREES THAT ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY MAY BE BROUGHT IN ANY COURT OF THE STATE OF NEW YORK LOCATED IN THE CITY OF NEW YORK, OR IN ANY COURT OF THE UNITED STATES OF AMERICA SITTING IN NEW YORK LOCATED IN THE CITY OF NEW YORK, AND THE COMPANY HEREBY SUBMITS TO AND ACCEPTS GENERALLY AND UNCONDITIONALLY THE JURISDICTION OF THOSE COURTS WITH RESPECT TO ITS PERSON AND PROPERTY AND, TO THE EXTENT PERMITTED BY LAW, IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT SUBJECT, HOWEVER, TO RIGHTS OF APPEAL. THE COMPANY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS IN CONNECTION WITH ANY SUCH ACTION OR PROCEEDING BY PERSONAL DELIVERY TO THE COMPANY OR BY THE MAILING THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID TO THE COMPANY AT ITS ADDRESS AS PROVIDED PURSUANT TO SECTION 8.6. NOTHING IN THIS PARAGRAPH SHALL AFFECT THE RIGHT OF THE LENDERS TO SERVE PROCESS IN

ANY OTHER MANNER PERMITTED BY LAW OR LIMIT THE RIGHT OF THE LENDERS TO BRING ANY SUCH ACTION OR PROCEEDING AGAINST THE COMPANY OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUCH SUIT OR PROCEEDING IN THE ABOVE DESCRIBED COURTS.

     SECTION 8.14. Waiver of Jury Trial. THE COMPANY AND EACH LENDER HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT THEREOF. NOTWITHSTANDING ANYTHING CONTAINED IN THIS AGREEMENT TO THE CONTRARY, NO CLAIM MAY BE MADE BY THE COMPANY OR ANY LENDER AGAINST ANY LENDER FOR ANY LOST PROFITS OR ANY SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES IN RESPECT OF ANY BREACH OR WRONGFUL CONDUCT (OTHER THAN WILLFUL MISCONDUCT CONSTITUTING ACTUAL FRAUD) IN CONNECTION WITH, ARISING OUT OF OR IN ANY WAY RELATED TO THE TRANSACTIONS CONTEMPLATED HEREUNDER OR UNDER THE OTHER LOAN DOCUMENTS, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH. THE COMPANY AND EACH LENDER HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE UPON ANY SUCH CLAIM FOR ANY SUCH DAMAGES. THE COMPANY AND EACH LENDER AGREES THAT THIS SECTION IS A SPECIFIC AND MATERIAL ASPECT OF THIS AGREEMENT AND ACKNOWLEDGES THAT THE LENDER WOULD NOT EXTEND TO THE COMPANY ANY LOAN HEREUNDER IF THIS SECTION WERE NOT PART OF THIS AGREEMENT.

     SECTION 8.15. Counterparts; Effectiveness. This Agreement and any amendments, waivers, consents, or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto, and written or telephonic notification of such execution and authorization of delivery thereof has been received by the Company and the Lender.

     SECTION 8.16. Entirety. This Agreement and the other Loan Documents embody the entire agreement among the parties and supersede all prior agreements and understandings, if any, relating to the subject matter hereof and thereof.

     SECTION 8.17. Confidentiality. The Lender shall keep any information delivered or made available by the Company or the Guarantors to it confidential from anyone other than persons employed or retained by the Lender who are expected to become engaged in evaluating, approving, structuring or administering the Loan; provided that nothing herein shall prevent the Lender from disclosing such information (a) to any other Person if reasonably incidental to the administration of the Loan, (b) upon the order of any court or administrative agency or otherwise required by law, (c) upon the request or demand of any regulatory agency or authority, (d) which had been publicly disclosed other than as a result of a disclosure by the Lender prohibited by this Agreement, (e) in connection with any litigation to which the Lender or its subsidiaries or parent corporation may be a party, (f) to the extent necessary in connection with the exercise of any remedy hereunder, (g) to the Lender’s legal counsel and independent auditors and (h) subject to a confidentiality agreement containing provisions substantially similar to those contained in this Section made for the benefit of the Company by such actual or proposed participation in or assignee of any Indebtedness incurred hereunder, to any actual or proposed participate or assignee of any of the Indebtedness incurred hereunder.

     SECTION 8.18. Acknowledgments. The Company hereby acknowledges that:

          (a)  it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

          (b)  the Lender has no fiduciary relationship with or duty to the Company arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Lender, on the one hand, and the Company, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

          (c)  no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby between the Lender and the Company.

* * * * *

     IN WITNESS WHEREOF the due execution hereof by the respective duly authorized officers of the undersigned as of the date first written above.

MSX INTERNATIONAL, INC

By:	/s/ Carol Creel

Name: Carol Creel
Title: Asst. Secretary

COURT SQUARE CAPITAL LIMITED

By:	/s/ Michael A. Delaney

Name: Michael A. Delaney
Title: Managing Director